EXHIBIT 4.2

INTRALASE CORP.

FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 17, 2002, is entered into by and among IntraLase Corp., a Delaware corporation (the “Corporation”), the entities and individuals listed as Purchasers on Schedule I hereto (the “Purchasers”), and the individuals listed as Stockholders on Schedule II hereto (the “Stockholders”), and for the purposes of Section 15 hereof, the other entities and individuals who are signatories hereto and listed on Schedule III hereto (the “Other Stockholders”).

R E C I T A L S:

A. Concurrent with the date of this Agreement, the Corporation and certain of the parties hereto have entered into a Series G Convertible Preferred Stock Purchase Agreement (the “Series G Agreement”) pursuant to which the purchasers thereunder shall purchase shares of Series G Convertible Preferred Stock of the Corporation. The obligation of the parties to purchase the shares of Series G Convertible Preferred Stock is conditioned upon all the parties hereto entering into this Agreement.

B. The Corporation, the Purchasers and the Stockholders wish to amend and restate that certain Third Amended and Restated Registration Rights Agreement dated as of October 18, 2000 by and among the Corporation and the entities and individuals listed as parties thereto, as such agreement was amended by that certain Joinder Agreement dated October 26, 2001 by and among the Corporation and the entities and individuals listed as parties thereto (the “Prior Registration Rights Agreement”).

A G R E E M E N T:

The parties agree as follows:

Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

(b) “Common Stock” shall mean the Common Stock, one cent ($0.01) par value, of the Corporation, as constituted as of the date of this Agreement.

(c) “Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(e) “Preferred Shares” shall mean and collectively include (i) the shares of the Corporation’s Series A Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof, (ii) the shares of the Corporation’s

Series B Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof, (iii) the shares of the Corporation’s Series C Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof, (iv) the shares of the Corporation’s Series D Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof, (v) the shares of the Corporation’s Series E Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof, (vi) the shares of the Corporation’s Series F Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof and (vii) the shares of the Corporation’s Series G Convertible Preferred Stock, one cent ($0.01) par value, to which certain of the Purchasers hold right, title, and interest, as of the date hereof.

(f) “Purchase Agreement” shall mean and collectively include (i) the Convertible Preferred Stock Purchase Agreement, dated December 11, 1997, by and among the Corporation and the several purchasers set forth in Schedule I thereto, (ii) the Convertible Preferred Stock Purchase Agreement Supplement, dated June 30, 1998, by and between the Corporation and the Regents of the University of Michigan, Wolverine Venture Fund, (iii) the Series B Convertible Preferred Stock Purchase Agreement, dated August 10, 1998, by and between the Corporation and Pamela Equities Corp., (iv) the Series B Convertible Preferred Stock Purchase Agreement, dated August 10, 1998, by and between the Corporation and Paul R. DeStefano, (v) the Series C Convertible Preferred Stock Purchase Agreement, dated December 1, 1998, by and among the Corporation and the several purchasers set forth in Schedule I thereto, (vi) the Series D Convertible Preferred Stock Purchase Agreement, dated August 31, 1999, by and among the Corporation and the several purchasers set forth in Schedule I thereto, (vii) the Series E Convertible Preferred Stock Purchase Agreement, dated as of October 18, 2000, by and among the Corporation and the several purchasers set forth in Schedule I thereto, (viii) the Series F Convertible Preferred Stock Purchase Agreement, dated as of October 26, 2001, by and among the Corporation and the several purchasers set forth in Schedule I thereto, and (ix) the Series G Convertible Preferred Stock Purchase Agreement, dated as of the date of this Agreement, by and among the Corporation and the several purchasers set forth in Schedule I thereto.

(g) “Registration Expenses” shall mean the expenses so described in Section 8.

(h) “Restricted Stock” shall mean (i) the Conversion Shares, and (ii) shares of Common Stock (“Common Stock Warrant Shares”) issuable upon exercise of the Common Stock Purchase Warrant to purchase up to an aggregate of sixty thousand (60,000) shares of Common Stock issued to Enterprise Development Fund II, Limited Partnership, a Michigan limited partnership in consideration for services rendered to the Corporation, excluding Conversion Shares and Common Stock Warrant Shares which have been (A) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (B) publicly sold pursuant to Rule 144 under the Securities Act, (iii) except for Sections 4 and 6 hereunder, three hundred fifty-four thousand four hundred forty-five (354,445) shares held by the Regents of the University of Michigan, and (iv) three hundred fifty thousand (350,000) shares of Common Stock held by Escalon Medical Corp. (“Escalon”).

(i) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

(j) “Selling Expenses” shall mean the expenses so described in Section 8.

(k) “Stockholder Shares” shall mean all such shares of Common Stock as are held of record as of the date hereof by any Stockholder.

Section 2. Restrictive Legend. Each certificate representing Preferred Shares, Conversion Shares, Stockholder Shares, or the Common Stock Warrant Shares, and the Common Stock Warrant shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Corporation the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

Section 3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares, Conversion Shares, Stockholder Shares, the Common Stock Warrant, or the Common Stock Warrant Shares (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Corporation of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Corporation, shall be accompanied by an opinion of counsel satisfactory to the Corporation to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a partnership) or to an affiliated corporation (in the case of a transferor that is a corporation). Each certificate for Preferred Shares, Conversion Shares, Stockholder Shares, the Common Stock Warrant, or the Common Stock Warrant Shares, transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Corporation) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

Section 4. Required Registration.

(a) At any time after the earliest of (i) six (6) months after the closing of a firm commitment underwritten public offering of Common Stock by the Corporation which results in gross proceeds to the Corporation (after deducting underwriters’ discounts and commissions) of not less than twenty million dollars ($20,000,000) at a public offering price of not less than six dollars and ninety cents ($6.90) per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (a “Qualifying Public Offering”) and (ii) the third anniversary of the date of this Agreement, the holders of Restricted Stock constituting at least fifty-one percent (51%) of the total shares of Restricted Stock then outstanding may request the Corporation to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate offering price would exceed five million dollars ($5,000,000). Provided that the only securities which the Corporation shall be required to register pursuant hereto shall be shares of Common Stock, and provided further, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of Preferred Shares shall be entitled to sell such Preferred Shares to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 during the period commencing with the date sixty (60) days prior to the Corporation’s good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a registration statement filed by the Corporation covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6 and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested.

(b) Following receipt of any notice under this Section 4, the Corporation shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Corporation from other holders within thirty (30) days after the giving of such notice by the Corporation). If such method of disposition shall be an underwritten public offering, the holders of a majority of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Corporation, which approval shall not be unreasonably withheld or delayed. The Corporation’s obligation to register Restricted Stock pursuant to this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition reasonably agreed to with the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

(c) The Corporation shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Corporation for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Provided, however, that any such reduction in the number of shares of Restricted Stock pursuant to this Section 4 shall be applied (i) first to the shares proposed to be included by the Corporation for its own account, up to and including all such shares, (ii) second, to the Stockholder Shares (on a pro rata basis amongst the requesting holders who are Stockholders, based upon the number of Stockholder Shares owned by such holders), up to and including all of the Stockholder Shares and (iii) third, to the remaining Restricted Stock (on a pro-rata basis amongst the requesting holders who are holders of Restricted Stock), and provided further, that the number of shares referred to in subparagraphs (i)-(iii) shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Corporation or requesting holders of Restricted Stock. Except for registration statements on Form S-4, S-8 or any successor thereto, the Corporation will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the date one hundred eighty (180) days following the effective date of the registration contemplated thereby.

(d) The Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4 prior to the effectiveness of a Qualifying Public Offering after the Corporation has effected one (1) such registration and such registration has been declared or ordered effective. Subsequent to the effectiveness of a Qualifying Public Offering the Corporation shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this Section 4 after the Corporation has effected one (1) such registration and such registration has been declared or ordered effective.

(e) Notwithstanding the foregoing, if the Corporation shall furnish to the holders requesting a registration statement pursuant to this Section 4, a certificate signed by the Chief Executive Officer of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be seriously detrimental to the Corporation and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Corporation shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the requesting holders; provided, however, that the Corporation may not utilize this right more than once in any twelve (12) month period.

Section 5. Incidental Registration.

(a) If the Corporation at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Corporation within thirty (30) days after the giving of any such notice by the Corporation, to register any of its Restricted Stock, the Corporation will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation, all to the extent requisite to permit the sale or other disposition by the holder of such Restricted Stock so registered.

(b) In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares of Restricted Stock owned by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Corporation therein, provided, however, that any such reduction in the number of shares of Restricted Stock pursuant to this Section 5 shall be applied (i) first, to the Stockholder Shares (on a pro rata basis amongst the requesting holders who are Stockholders, based upon the number of Stockholder Shares owned by such holders), up to and including all of the Stockholder Shares, excluding one hundred thousand (100,000) shares of Common Stock held by Escalon, (ii) second, to the remaining Restricted Stock (on a pro-rata basis amongst the requesting holders who are holders of Restricted Stock) excluding one hundred thousand

(100,000) shares of Common Stock held by Escalon, and (iii) third, to the one hundred thousand (100,000) shares of Common Stock held by Escalon; and provided further, that the number of shares referred to in subparagraphs (i)-(iii) shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Corporation or requesting holders of Restricted Stock. Notwithstanding the foregoing provisions, the Corporation may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

Section 6. Registration on Form S-3.

(a) If at any time (i) a holder or holders of at least twenty percent (20%) of the total shares of Restricted Stock originally issued, or at least twenty percent (20%) of the total shares of Series G Preferred Stock, request that the Corporation file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed one million dollars ($1,000,000), and (ii) the Corporation is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Corporation shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Corporation is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Corporation notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this Section 6.

(b) The Corporation shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 6 if, in a given twelve-month period, the Corporation has effected two (2) such registration or if it is to be effected more than seven (7) years after the Corporation’s initial public offering.

Section 7. Registration Procedures. If and whenever the Corporation is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Corporation will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of no less than ninety (90) days and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Corporation shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Corporation is then listed;

(f) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Corporation has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(g) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Corporation for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Corporation, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Corporation included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

(h) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

For purposes of Sections 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and one hundred twenty (120) days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Corporation in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. Such information shall include, but not be limited to, executed questionnaires of directors and officers and powers of attorney.

In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Corporation and each holder of Restricted Stock that requested inclusion in the offering or that has elected to participate in the offering pursuant to Sections 4, 5 or 6, shall agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Corporation’s size and investment stature and which agreement is reasonably acceptable to the managing underwriter.

Section 8. Expenses. All expenses incurred by the Corporation in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts, selling commissions, expense allowances, reimbursable expenses and the fees of more than one counsel for sellers of Restricted Stock applicable to the sale of Restricted Stock are called “Selling Expenses.”

The Corporation will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 and 6; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4 if the registration request is subsequently withdrawn at the request of the holders of a majority of the shares of Restricted Stock requested to be registered (in which case all participating holders shall bear such expenses), unless the holders of a majority of the Restricted Stock agree to forfeit their right to one demand registration pursuant to Section 4 hereof; and, provided further, that if at the time of such withdrawal, the requesting holders have learned of a material adverse change in the condition, business, or prospects of the Corporation from that known to such holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Corporation of such material adverse change, then the holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 4 hereof.

All Selling Expenses in connection with each registration statement under Sections 4, 5, and 6 shall be borne by the participating sellers in proportion to the number of shares of Restricted Stock sold by each, or by such participating sellers other than the Corporation (except to the extent the Corporation shall be a seller) as they may agree.

Section 9. Indemnification and Contribution.

(a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Corporation will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Corporation will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person.

(b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Corporation, each person, if any, who controls the Corporation within the meaning of the Securities Act, each officer of the Corporation who signs the registration statement, each director of the Corporation, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Corporation or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished to the Corporation by such seller, and provided, further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement. Notwithstanding anything else in this Section 9 to the contrary, the liability of each seller hereunder shall not be limited to the proceeds received by such seller from the sale of such seller’s Restricted Stock if it shall be judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time for the appeal or the denial of the last right of appeal) that such seller did knowingly and willfully make an untrue statement or omit to make any true statement (in the case of the Regents of the University of Michigan, the statement as corrected must be required to be made by law, and the untrue or omitted statement must be made or omitted with the actual knowledge of one of its executive officers, including knowledge as to its materiality) or otherwise committed fraud with respect to a material fact in any registration statement, preliminary prospectus or final prospectus contained therein under which such seller’s Restricted Stock shall have been registered.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Corporation is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 10. Preemptive Rights. Until the closing of the sale of the Corporation’s Common Stock in a Qualifying Public Offering, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, if the Corporation proposes to offer any shares of its equity securities other than (i) shares excluded from the definition of “Additional Shares of Common Stock” in Section C.4(c)(i)(4) of Article FOURTH, of the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), or (ii) shares offered to the public pursuant to an Qualifying Public Offering, the Corporation will first offer such shares to each holder of Preferred Shares at the same price and on the same terms and conditions, on a pro rata basis based upon such holder of Preferred Shares’ percentage ownership of the total number of shares of Common Stock then outstanding, calculated on a fully diluted and as-converted basis consistent with the determination of full dilution described in Section C.4(c)(iv) of the Certificate, in the following manner:

(a) The Corporation shall promptly deliver a notice (“Notice”) to the holder of Preferred Shares stating: (i) its bona fide intention to sell such equity securities, (ii) the number of shares of equity securities proposed to be sold, (iii) the number of shares of equity which the holder of Preferred Shares is entitled to purchase, (iv) the price for which it proposes to sell such equity securities, and (v) any other material terms of the sale.

(b) Within ten (10) days after the receipt by the holder of Preferred Shares of such Notice or attempted delivery during working hours to its address shown on the books of the Corporation (such date is referred to as the “Receipt Date”), the holder of Preferred Shares may, by delivering a written notice (the “Reply”) to the Corporation before close of business on the tenth (10th) day following the Receipt Date, elect to purchase, at the price and on the terms specified in the Notice, up to that number of shares representing a percentage of such equity securities equal to its then fully-diluted percentage ownership of the Corporation (with respect to each holder of Preferred Shares, its “Pro-Rata Portion”). The exact number of shares of equity securities desired to be purchased shall be set forth in the Reply.

(c) Brentwood Affiliates Fund II, L.P., Brentwood Associates IX, L.P., Enterprise Development Fund II, Limited Partnership, EDF Ventures, Limited Partnership, Interwest Partners VIII, L.P., Interwest Investors VIII, L.P., Interwest Investors Q VIII, L.P., Domain Partners IV, L.P., D.P. IV Associates L.P., Venture Investors Early Stage Fund III, L.P., Wolverine Venture Fund, Steven Slade, Versant Venture Capital I, L.P., Versant Ventures I, L.L.C., Versant Affiliates Fund I-A, L.P., Versant Affiliates Fund I-B, L.P., Versant Side Fund I, L.P. Meritech Capital Partners II L.P., Meritech Capital Affiliates II L. P. and MCP Entrepreneur Partners II L.P. Fund (the “Senior Preferred Holders”), shall each have a right of oversubscription with respect to each other and the other holders of Preferred Shares, such that, if any Senior Preferred Holder or any other holder of Preferred Shares fails to deliver the Reply as set forth in Section 10(b) above to the Corporation before the close of business on the tenth (10th) day following the Receipt Date, electing therein to purchase its entire Pro-Rata Portion, at the price and on the terms specified in the Notice, then the Senior Preferred Holders shall, among them, have the right to purchase up to the balance of the shares not so purchased. Such right of oversubscription may be exercised by any Senior Preferred Holder by delivering a Reply to the Corporation before the close of business on the tenth (10th) day following the Receipt Date, electing to purchase, at the price and on the terms specified in the Notice, more than its Pro-Rata Portion. If, as a result thereof, such oversubscriptions exceed the total number of shares available in respect of such oversubscription privilege, the oversubscribing Senior Preferred Holders’ shares shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Replies or as they may otherwise agree among themselves.

Section 11. During the ninety (90) day period following the period required in Section 10(c), above, the Corporation may sell up to the number of shares of equity securities not elected to be purchased as provided in Sections 10(b) and 10(c), above, at the price specified in the Notice or at a higher price and on substantially the same terms or less favorable terms to the purchasers thereof.

Section 12. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock or the Preferred Stock as so changed.

Section 13. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Corporation under the Securities Act shall have become effective, the Corporation agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Corporation as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

Section 14. Information and Inspection Rights.

(a) Delivery of Financial Statements. The Corporation shall deliver to each Purchaser, so long as such Purchaser owns at least five hundred thousand (500,000) shares of Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Preferred Shares):

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Corporation, an income statement for such fiscal year, a balance sheet of the Corporation and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Board of Directors of the Corporation;

(ii) as soon as practicable, but in any event within thirty (30) days after the end of each month, except for a month which concludes a quarterly accounting period of the Corporation, an unaudited profit or loss statement, a statement of cash flows for such month and an unaudited balance sheet and a statement of shareholder’s equity as of the end of such month;

(iii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Corporation, an unaudited profit or loss statement, a statement of cash flows for such quarter and an unaudited balance sheet and a statement of shareholder’s equity as of the end of such fiscal quarter in a form reasonably acceptable to the Purchasers;

(iv) as soon as practicable, but in any event forty-five (45) days prior to the end of each fiscal year, a budget for the next fiscal year;

(v) promptly following receipt by the Corporation, each audit response letter, accountants’ management letter and other written report submitted to the Corporation by its independent public accountants in connection with an annual or interim audit; and

(vi) promptly following commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries that are likely to cause a material adverse effect on the operations or financial condition of the Corporation;

(b) With respect to the financial statements called for in Section 14(a)(ii), an instrument executed by the Chief Financial Officer of the Corporation, or, if there is no Chief Financing Officer, the Controller of the Corporation, certifying that to his or her knowledge such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Corporation and its results of operation for the period specified, subject to year-end audit adjustment and are, to his knowledge, true, complete and correct; and

(c) Inspection. Upon no less than three (3) days prior written notice, the Corporation shall permit each Purchaser, so long as such Purchaser holds at least five hundred thousand (500,000) shares of Preferred Stock (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Preferred Shares), and such persons as the Purchaser may designate, subject to the Corporation’s reasonable approval and at such Purchaser’s expense, to visit and inspect any of the Corporation’s properties, to examine its books of account and records and to discuss the Corporation’s affairs, finances and accounts with its officers, during normal business hours.

(d) Confidentiality. Notwithstanding any other provision of this Section 14, the Corporation shall not be obligated to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless Purchaser or Purchaser’s representative agrees to hold such information in confidence and agrees to execute a confidentiality agreement in form and substance reasonably acceptable to the Corporation.

(e) Termination of Information and Inspection Covenants. The covenants set forth in this Section 14 shall terminate as to the Purchasers and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Corporation under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Corporation first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

Section 15. Rights to Compel Sale.

(a) Anything contained herein to the contrary notwithstanding, if at any time the holders of at least two thirds (66 2/3%) of the Preferred Shares shall approve a “Sale” (as defined below) of the Corporation (a “Sale Proposal”), then the Corporation shall deliver a notice (a “Required Sale Notice”) with respect to such Sale Proposal to all Purchasers, Stockholders and Other Stockholders stating that the Corporation proposes to effect the Sale Proposal and providing the identity of the persons involved in such Sale Proposal and the material terms thereof (such Purchasers, Stockholders and Other Stockholders are referred to in this Section 15 individually as a “Compelled Seller” and together as the “Compelled Sellers”). Each such Compelled Seller, upon receipt of a Required Sale Notice, shall be obligated to (i) sell all shares of the Corporation’s capital stock then owned or controlled by such Compelled Seller and participate in the transaction (a “Required Sale”) contemplated by the Sale Proposal, (ii) vote all shares of capital stock owned or controlled by such Compelled Seller in favor of such Sale Proposal at any meeting (or written action in lieu of a meeting) of the stockholders of the Corporation called (or solicited) to vote on or approve such Sale Proposal, and (iii) otherwise to take all necessary action to cause the Corporation and the Compelled Seller to consummate such Required Sale. Any such Required Sale Notice may be rescinded by the Corporation (but only with the consent of the holders of at least two thirds (66 2/3%) of the Preferred Shares) at any time and without penalty by delivering written notice thereof to all of the Compelled Sellers.

(b) The obligations of the Compelled Sellers pursuant to this Section 15 are subject to the satisfaction of the following conditions:

(i) all of the Compelled Sellers shall receive the same proportion of the aggregate consideration from such Required Sale that each such holder would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation of the Corporation as in effect immediately prior to such Required Sale (giving effect to applicable orders of priority and the exercise price of all warrants and options);

(ii) if any holder of any class or series of capital stock of the Corporation is given an option as to the form and amount of consideration to be received, all holders of such class or series of capital stock will be given the same option;

(iii) no Compelled Seller shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Required Sale and no Compelled Seller shall be obligated to pay more than his pro rata share (based upon the amount of consideration received) of expenses incurred in connection with a consummated Required Sale to the extent such costs are incurred for the benefit of all stockholders and are not otherwise paid by the Corporation or the acquiring party (costs incurred by or on behalf of a Compelled Seller for its or his sole benefit will not be considered costs of the transaction hereunder), provided that a Compelled Seller’s liability for such expenses shall be capped at the total purchase price received by such Compelled Seller for its shares of the Corporation’s capital stock (including the exercise price thereof); and

(iv) in the event that any Compelled Seller is required to provide any representations or indemnities in connection with the Required Sale (other than representations and indemnities concerning each Compelled Seller’s valid ownership of his shares of capital stock of the Corporation, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Compelled Seller’s authority, power, and right to enter into and consummate such purchase or merger agreement without violating any other agreement and the enforceability against such Compelled Seller of such purchase or merger agreement and any related transaction documents), then each Compelled Seller shall not be liable for more than his pro rata share (based upon the amount of consideration received) of any liability for misrepresentation or indemnity and such liability shall not exceed the total purchase price received by such Compelled Seller for his shares of the Corporation’s capital stock (including the exercise price thereof).

(c) “Sale” of the Corporation shall mean (i) the sale of all or substantially all of the Corporation’s assets to an individual, partnership, corporation, group, limited liability company, trust or other legal entity (a “Person”) who is not a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is in common control with, the Corporation (an “Affiliate”), (ii) the sale or transfer of the outstanding capital stock of the Corporation to one or more Persons who are not Affiliates of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

Section 16. Covenants of the Corporation. The Corporation covenants and agrees with each of the Purchasers and Stockholders that for so long as any shares of Preferred Stock are outstanding:

(a) Properties, Business, Insurance. The Corporation shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Corporation to be sufficient. If requested by Purchasers holding at least a majority of the outstanding Preferred Shares, the Corporation will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days’ notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

(b) Restrictive Agreements Prohibited. Neither the Corporation nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Corporation’s performance of this Agreement, the Series G Agreement, the Transaction Documents (as defined in the Series G Agreement) or the Corporation’s Certificate of Incorporation or Bylaws.

(c) Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Corporation nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Corporation or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof, except for transactions on customary terms related to such person’s employment.

(d) Expenses of Directors. The Corporation shall promptly reimburse in full, each director of the Corporation who is not an employee of the Corporation and who was elected as a director solely or in part by the holders of the Preferred Shares, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Corporation or any Committee thereof.

(e) Bylaws. The Corporation shall at all times maintain provisions in its Bylaws and/or Certificate indemnifying all directors against liability and absolving all directors from liability to the Corporation and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

(f) Performance of Contracts. The Corporation shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, either the Amended and Restated Founders’ Agreement or the Nondisclosure and Developments Agreements, by and among the Corporation and Ronald M. Kurtz, M.D. and Tibor Juhasz, without the prior written consent of a majority of the members of the Corporation’s Board of Directors elected solely by the holders of the Preferred Shares.

(g) Employee Nondisclosure and Developments Agreements. The Corporation shall obtain, and shall cause its subsidiaries to obtain, an Employee Proprietary Information Agreement in substantially the form of Exhibit E from all future officers, key employees and other employees who will have access to confidential information of the Corporation or any of its subsidiaries, upon their employment by the Corporation or any of its subsidiaries or by the University of Michigan pursuant to any agreement between the University of Michigan and the Corporation.

(h) Compliance with Laws. The Corporation shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

(i) Keeping of Records and Books of Account. The Corporation shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Corporation and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(j) Reserve for Conversion Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Corporation will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of share as shall be sufficient for such purposes. The Corporation will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

(k) Termination of Covenants. The covenants set forth in this Section 16 shall terminate and be of no further force or effect as to each of the Purchasers (and any other Purchaser which is an affiliate of such Purchaser) when such Purchaser owns less than one hundred thousand (100,000) Preferred Shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Preferred Shares).

(l) Intangible Rights. The Corporation will make all filings and applications and take any other steps which, in the opinion of the Corporation’s legal counsel, and subject to the consent of the Corporation’s board of directors, are necessary to protect the Corporation’s interests in the intangible rights that are necessary or appropriate for the conduct of its business, including licenses, permits, franchises, concessions, patents, inventions, trademarks, servicemarks, trade names, trade secrets, and copyrights. The Corporation will register its ownership of every patent that it owns by assignment with the United States Patent and Trademark Office.

(m) Small Business Stock. The Corporation shall take those steps necessary to assure that the Preferred Shares and the Conversion Shares are qualified small business stock for purposes of Section 1202 of the Code.

(n) Visitation Rights. The Corporation shall allow one representative designated by each of Domain Partners IV, L.P. and Meritech Capital Partners II L.P. to attend all meetings of the Corporation’s Board of Directors in a nonvoting capacity, and in connection therewith, the Corporation shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Corporation provides to its Board of Directors; provided, however, that the Corporation reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Corporation believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

(o) Activities of Subsidiaries. The Corporation shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Corporation. The Corporation shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Corporation or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Corporation or another subsidiary. The Corporation shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Corporation or another subsidiary.

(p) Contractual Defaults. The Corporation will not permit to exist any default or breach by the Corporation or any subsidiary of any contract provision beyond any period of grace provided for in any contract to which the Corporation or any subsidiary is a party, if the default or breach will result in an amount in excess of one hundred thousand dollars ($100,000) becoming due and payable by the Corporation or any subsidiary prior to its date of maturity, or if the default or breach will result in the loss of any rights of the Corporation or any subsidiary to intellectual property or other valuable rights. However, the existence of any default or breach may be contested in good faith by the Corporation or any subsidiary by appropriate proceedings if adequate reserves (as determined in accordance with GAAP) have been established on its books with respect to the contested default or breach.

(q) Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Corporation and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Corporation’s repurchase option shall provide that upon such person’s termination of employment or service with the Corporation, with or without cause, the Corporation or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested share of stock held by such person.

(r) Assignment of Right of First Refusal. In the event the Corporation elects not to exercise its right of first refusal pursuant to Article 7 of the Bylaws of the Corporation, the Corporation shall, to the extent it may do so, assign such right of first refusal to each Purchaser. In the event of such assignment, each Purchaser shall have a right to purchase its Pro Rata Fraction (as defined in Section 2(d) of that certain Amended and Restated Co-Sale Agreement dated of even date with this Agreement by and among the Corporation, the Preferred Holders and the Founders (as set forth therein)) of the capital stock proposed to be transferred.

Section 17. Miscellaneous.

(a) Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Preferred Shares, Restricted Stock, or the Common Stock Warrant) whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Preferred Shares, Restricted Stock, or the Common Stock Warrant, shall only inure to the benefit of a transferee of Preferred Shares, Restricted Stock, or the Common Stock Warrant if (i) there is transferred to such transferee at least forty percent (40%) of the total shares of Preferred Shares, Restricted Stock, or the Common Stock Warrant originally issued to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

(b) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, but not limited to, the Prior Registration Rights Agreement.

(c) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows: if to the Corporation or any other party hereto, at the address of such party set forth in the Purchase Agreement; if to any subsequent holder of Preferred Shares or Restricted Stock, to it at such address as may have been furnished to the Corporation in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Corporation (in the case of a holder of Preferred Shares or Restricted Stock) or to the holders of Preferred Shares or Restricted Stock (in the case of the Corporation) in accordance with the provisions of this paragraph.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard for conflicts of laws principles.

(e) Amendment. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Corporation and the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Restricted Stock; provided, however, that for the purposes of this subsection, any amendment or modification of this Agreement which shall reduce or eliminate any right of a Stockholder shall require the consent of Stockholders owning at least sixty six and two-thirds percent (66 2/3%) of the Stockholder Shares. In addition, notwithstanding the above, Section 15 may not be amended or modified and no provision thereof may be waived without the written consent of at least sixty six and two-thirds percent (66 2/3%) of the Preferred Shares, and at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock then held by all Other Stockholders.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) Termination of Registration Rights. The obligations of the Corporation to register shares of Restricted Stock under Sections 5 or 6 shall terminate on the seventh anniversary of the effectiveness of the Corporation’s initial public offering.

(h) Lock-up. If requested in writing by the underwriters for the initial underwritten public offering of securities of the Corporation, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180) days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of two percent (2%) of the capital stock of the Corporation on a fully diluted basis and all executive officers and directors of the Corporation shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 17(h).

(i) No Registration. Notwithstanding the provisions of Section 7(a), the Corporation’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended if there exists at the time material non-public information relating to the Corporation which, in the reasonable opinion of the Corporation, should not be disclosed.

(j) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

CORPORATION:

INTRALASE CORP.

By:	/s/ Randy Alexander
Randy Alexander, President

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

VERSANT VENTURE CAPITAL I, L.P.

By:	VERSANT VENTURES I, L.L.C.
Its:	GENERAL PARTNER

By:	/s/ Donald B. Milder
Donald B. Milde, Managing Director

VERSANT AFFILIATES FUND I-A, L.P.

By:	VERSANT VENTURES I, L.L.C.
Its:	GENERAL PARTNER

By:	/s/ Donald B. Milder
Donald B. Milde, Managing Director

VERSANT AFFILIATES FUND I-B, L.P.

By:	VERSANT VENTURES I, L.L.C.
Its:	GENERAL PARTNER

By:	/s/ Donald B. Milder
Donald B. Milde, Managing Director

VERSANT SIDE FUND I, L.P.

By:	VERSANT VENTURES I, L.L.C.
Its:	GENERAL PARTNER

By:	/s/ Donald B. Milder
Donald B. Milde, Managing Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

MERITECH CAPITAL PARTNERS II L.P.

By:	MERITECH CAPITAL ASSOCIATES II L.L.C.
Its:	GENERAL PARTNER

By:	MERITECH MANAGEMENT ASSOCIATES II L.L.C., a managing member

By:	/s/ Michael B. Gordon
Michael B. Gordon, a managing member

MERITECH CAPITAL AFFILIATES II L.P.

By:	MERITECH CAPITAL ASSOCIATES II L.L.C.
Its:	GENERAL PARTNER

By:	MERITECH MANAGEMENT ASSOCIATES II L.L.C., a managing member

By:	/s/ Michael B. Gordon
Michael B. Gordon, a managing member

MCP ENTREPRENEUR PARTNERS II L.P. FUND

By:	MERITECH CAPITAL ASSOCIATES II L.L.C.
Its:	GENERAL PARTNER

By:	MERITECH MANAGEMENT ASSOCIATES II L.L.C., a managing member

By:	/s/ Michael B. Gordon
Michael B. Gordon, a managing member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

INTERWEST PARTNERS VIII, L.P.

By:	/s/ Gilbert H. Kliman
Gilbert H. Kliman, M.D., General Partner

INTERWEST INVESTORS VIII, L.P.

By:	INTERWEST MANAGEMENT PARTNERS VIII, LLC
Its:	GENERAL PARTNER

By:	/s/ Gilbert H. Kliman
Gilbert H. Kliman, M.D., General Partner

INTERWEST INVESTORS Q VIII, L.P.

By:	INTERWEST MANAGEMENT PARTNERS VIII, LLC
Its:	GENERAL PARTNER

By:	/s/ Gilbert H. Kliman
Gilbert H. Kliman, M.D., General Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

DOMAIN PARTNERS IV, L.P.

By:	ONE PALMER SQUARE ASSOCIATES IV, L.L.C.
Its:	GENERAL PARTNER

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker, Managing Member

DP IV ASSOCIATES, L.P.

By:	ONE PALMER SQUARE ASSOCIATES IV, L.L.C.
Its:	GENERAL PARTNER

By:	/s/ Kathleen K. Schoemaker
Kathleen K. Schoemaker, Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

BRENTWOOD AFFILIATES FUND II, L.P.

By:	BRENTWOOD VIII VENTURES, LLC,
Its:	GENERAL PARTNER

By:	/s/ William Link
William Link, Managing Member

BRENTWOOD ASSOCIATES IX, L.P.

By:	BRENTWOOD IX VENTURES, LLC,
Its:	GENERAL PARTNER

By:	/s/ William Link
William Link, Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ENTERPRISE DEVELOPMENT FUND II,
LIMITED PARTNERSHIP

By:	ENTERPRISE VENTURES, L.P.,
Its:	GENERAL PARTNER

	By:	EDM, INC.,
	Its:	GENERAL PARTNER

	By:	/s/ Thomas S. Porter
Thomas S. Porter,
Vice-President and Secretary

EDF VENTURES, LIMITED PARTNERSHIP

By:	ENTERPRISE VENTURES III, L.P.,
Its:	GENERAL PARTNER

	By:	EDM III, INC.,
	Its:	GENERAL PARTNER

	By:	/s/ Thomas S. Porter
Thomas S. Porter,
Vice-President and Secretary

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

STEVEN SLADE

/s/ Steven Slade
Steven Slade

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

REGENTS OF THE UNIVERSITY OF MICHIGAN,
WOLVERINE VENTURE FUND

By:	/s/ David T. Shelby
David T. Shelby, Manager

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

TIBOR JUHASZ

/s/ Tibor Juhasz
Tibor Juhasz

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

RONALD M. KURTZ

/s/ Ronald M. Kurtz
Ronald M. Kurtz

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

VENTURE INVESTORS EARLY STAGE FUND III, L.P.

By:	VENTURE INVESTORS MANAGEMENT, LLC
Its:	MANAGING PARTNER

	By:	/s/ Roger H. Ganser
Roger H. Ganser, Managing Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

RONALD M. KURTZ AND JENNIFER SIMPSON

/s/ Ronald M. Kurtz
Ronald M. Kurtz

and

/s/ Jennifer Simpson
Jennifer Simpson

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ESCALON MEDICAL CORP.

By:	/s/ Richard J. DePiano
Richard J. DePiano
Chairman and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Norman Herbert
Norman Herbert
Associate Vice President and Treasurer

By:	/s/ Robert Kasdin
Robert Kasdin
Executive Vice President & Chief Financial Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

PAUL R. DESTEFANO

/s/ Paul R. DeStefano
Paul R. DeStefano

PAUL R. DESTEFANO AND GRETCHEN VON GUSTLIN

/s/ Paul R. DeStefano
Paul R. DeStefano

and

/s/ Gretchen von Gustlin
Gretchen von Gustlin

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

PAMELA EQUITIES CORP.

By:	/s/ Gregory Manocherian
Gregory Manocherian, President

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

P & E VENTURES

By:	/s/ Paul R. DeStefano
Paul R. DeStefano, Partner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

J. RANDY ALEXANDER

/s/ J. Randy Alexander
J. Randy Alexander

JAMES R. ALEXANDER LIVING TRUST DATED DECEMBER 29, 1998

/s/ J. Randy Alexander
J. Randy Alexander

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

KEVIN COUSINS

/s/ Kevin Cousins
Kevin Cousins

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

JUDY GORDON

/s/ Judy Gordon
Judy Gordon

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ERIC WEINBERG

/s/ Eric Weinberg
Eric Weinberg

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

GREG J. SPOONER

/s/ Greg J. Spooner
Greg J. Spooner

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

MICHAEL J. PARTSCH

/s/ Michael J. Partsch
Michael J. Partsch

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

CHRISTOPHER HORVATH

/s/ Christopher Horvath
Christopher Horvath

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

SCOTT PATTERSON

/s/ Scott Patterson
Scott Patterson

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

AN-CHUN TIEN

/s/ An-Chun Tien
An-Chun Tien

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

CAMLYN MURRAY

/s/ Camlyn Murray
Camlyn Murray

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

PETER GOLDSTEIN

/s/ Peter Goldstein
Peter Goldstein

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

LASZLO NAGY

/s/ Laszlo Nagy
Laszlo Nagy

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

MICHAEL F. BROWNELL TRUSTEE OF THE MICHAEL BROWNELL ANNUITY TRUST NO. 1, UDT DATED JANUARY 29, 2001

/s/ Michael F. Brownell
Michael F. Brownell, Trustee

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

MICHAEL F. BROWNELL AND NANCY K. BROWNELL, TRUSTEES BROWNELL FAMILY TRUST U/D/T 10-05-00

/s/ Michael F. Brownell
Michael F. Brownell, Trustee

/s/ Nancy K. Brownell
Nancy K. Brownell, Trustee

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

NANCY BROWNELL, TRUSTEE OF THE NANCY BROWNELL ANNUITY TRUST NO. 1, UDT DATED JANUARY 29, 2001

/s/ Nancy K. Brownell
Nancy K. Brownell, Trustee

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

MICHAEL F. BROWNELL

/s/ Michael F. Brownell
Michael F. Brownell

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ROBERT WASNIEWSKI

/s/ Robert Wasniewski
Robert Wasniewski

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ROBERT OZARSKI

/s/ Robert Ozarski
Robert Ozarski

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

R. KYLE WEBB

/s/ R. Kyle Webb
R. Kyle Webb

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

RONALD L. HUENEKE

/s/ Ronald L. Hueneke
Ronald L. Hueneke

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

SHELLEY B. THUNEN

/s/ Shelley B. Thunen
Shelley B. Thunen

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

G. SCOTT SCHOLLER

/s/ G. Scott Scholler
G. Scott Scholler

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ALAN JUNOR

/s/ Alan Junor
Alan Junor

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

TED MARKS

/s/ Ted Marks
Ted Marks

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

BARTON VENABLE

/s/ Barton Venable
Barton Venable

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

ED BALCOS

/s/ Ed Balcos
Ed Balcos

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties, or their duly authorized representatives, have executed this Agreement as of the date first written above.

LAZLO ROMADA

/s/ Lazlo Romada
Lazlo Romada

[Signature Page to Registration Rights Agreement]

SCHEDULE I

PREFERRED HOLDERS

Brentwood Associates IX, L.P.

Brentwood Affiliates Fund II, L.P.

Domain Partners IV, L.P.

DP IV Associates, L.P.

EDF Ventures, Limited Partnership

Enterprise Development Fund II, Limited Partnership

Escalon Medical Corp.

Interwest Partners VIII, L.P.

Interwest Investors Q VIII, L.P.

Interwest Investors VIII, L.P.

Meritech Capital Partners II L.P.

Meritech Capital Affiliates II L. P.

MCP Entrepreneur Partners II L.P. Fund

P & E Ventures

Pamela Equities Corp.

Paul R. DeStefano

P & E Ventures

Paul R. DeStephano & Gretchen von Gustlin

Regents of the University of Michigan

Steven Slade

Venture Investors Early Stage Fund III, L.P.

Versant Venture Capital I, L.P.

Versant Affiliates Fund I-A, L.P.

Versant Affiliates Fund I-B, L.P.

Versant Side Fund I, L.P.

Wolverine Venture Fund

I-1

SCHEDULE II

STOCKHOLDERS

Tibor Juhasz

Ronald M. Kurtz/Jennifer Simpson

II-1

SCHEDULE III

OTHER STOCKHOLDERS

[Ron M. Kurtz & Jennifer Simpson

Ronald M. Kurtz

Tibor Juhasz

Escalon Medical Corp.

Regents of the University of Michigan

Kevin Cousins

Judy Gordon

Greg J. Spooner

Michael J. Partsch

Christopher Horvath

Michael F. Brownell and Nancy K. Brownell, Trustees Brownell Family Trust U/D/T 10-05-00, as amended

Scott Paterson

An-Chun Tien

Camlyn Murray

Peter Goldstein

Laszlo Nagy

Michael F. Brownell, Trustee of the Michael Brownell Annuity Trust No. 1, UDT dated January 29, 2001

Robert Wasniewski

Robert Ozarski

Michael F. Brownell

Ronald L. Hueneke

R. Kyle Webb

Alan Junor

Ted Marks

Barton D. Venable

Ed Balcos

Laszlo Romada

James R. Alexander Living Trust Dated 12/29/98

Shelley B. Thunen

G. Scott Scholler

Michael Brownell Annuity Trust #1 U.D.T. January 29, 2001

Nancy Brownell Annuity Trust #1 U.D.T. January 29, 2001

The Brownell Family Trust U.D.T. October 5, 2000

J. Randy Alexander

Eric Weinberg

G. Scott Scholler and S. Gaye Scholler, as Trustees of the Scholler Family Trust U/D/T 8/31/00]

III-1